UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported)  May 22, 2002


                  AEI INCOME & GROWTH FUND 24 LLC
   (Exact Name of Registrant as Specified in its Charter)

                        State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




           000-49653                    41-1990952
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


        1300 Minnesota World Trade Center, St. Paul,
                     Minnesota  55101

          (Address of Principal Executive Offices)


                      (651) 227-7333
    (Registrant's telephone number, including area code)



  (Former name or former address, if changed since last report)


Item 2.   Acquisition or Disposition of Assets.

        On May 22, 2002, the Limited Liability Company (LLC) purchased a Children's World daycare center in Tinley Park, Illinois from ARAMARK Educational Resources, Inc. The purchase price of the property was approximately $1,907,000. ARAMARK Educational Resources, Inc. is not affiliated with the LLC.

        The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired. -  Not
             Applicable.  Property was newly constructed.

         (b) On May 22, 2002, the LLC purchased the property for $1,907,000. The property was acquired with cash which was provided from proceeds of sale of
             LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transactions on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

         Assuming the LLC had purchased the property on October 31, 2001 (date LLC commenced operations), the LLC's Investments in Real Estate would have been increased by $1,907,000 and its Current
         Assets   (cash)   would  have   been   reduced   by
         $1,907,000.

         The Total Income for the LLC would have increased from $50,013 to $80,048 for the period ended December 31, 2001 and from $51,157 to $96,210 for the three months ended March 31, 2002 if the LLC had owned the property during the periods.

         Depreciation   Expense  would  have  increased   by
         $10,344  and $15,516 for the period ended  December
         31, 2001 and the three months ended March 31, 2002, respectively.

         The net effect of these proforma adjustments would have caused Net Income to increase from $19,040 to $38,731 and from $(2,692) to $26,845 which would have  resulted  in Net Income of $17.35  and  $5.25
         per LLC Unit outstanding for the period ended December 31, 2001 and the three months ended March 31, 2002, respectively.

      (c)Exhibits.

         Exhibit 10.1  -Net  Lease Agreement  dated  May  22, 2002
                        between the LLC  and  ARAMARK  Educational
                        Resources, Inc.  relating  to the property
                        at  9460 W.  179th   Street, Tinley  Park,
                        Illinois.


                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND 24 LLC

                               By: AEI Fund Management XXI, Inc.
                              Its: Managing Member


Date:  May 28, 2002           /s/  Mark E Larson
                              By:  Mark E. Larson
                                   Its Chief Financial Officer
                                   (Principal Accounting and
                                   Financial Officer)